UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 17, 2005

Patient Safety Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	333-124594 (Commission File Number)	13-3419202 (I.R.S. Employer Identification Number)

100 Wilshire Blvd., Ste. 1500, Santa Monica, CA 90401
(Address of principal executive offices) (zip code)

(310) 752-1416
(Registrant's telephone number, including area code)

Copies to:
Marc J. Ross, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On August 17, 2005, SurgiCount Medical, Inc. (“SurgiCount”), a wholly owned subsidiary of Patient Safety Technologies, Inc., entered into an agreement for A Plus International Inc. (“A Plus”) to be the exclusive manufacturer and provider of SurgiCount’s Safety-Sponge™ products, which includes bar coded gauze sponges, bar coded laparotomy sponges, bar coded O.R. towels and bar coded specialty sponges. During the term of the agreement, A Plus agreed not to manufacture, distribute or otherwise supply any bar coded gauze sponges, bar coded laparotomy sponges, bar coded O.R. towels or bar coded specialty sponges manufactured in China for any third party except for SurgiCount. In the event A Plus does not meet the requirements of the agreement, SurgiCount may seek additional providers of the Safety-Sponge™ products. The term of the agreement is for a period of five years and will automatically renew for successive three-year periods. Either party may terminate the agreement without cause at any time after eight years upon delivery of 90 days prior written notice.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description

10.1	Supply Agreement entered into August 17, 2005 by and between Patient Safety Technologies, Inc. and A Plus International, Inc.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATIENT SAFETY TECHNOLOGIES, INC.

Date: August 22, 2005	By:	/s/ Milton Ault

Name: Milton "Todd" Ault, III Title: Chief Executive Officer